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                             CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is entered into as of August 17, 1994, by and between ZAPATA CORPORATION, a Delaware corporation (the "Company"), and KRISTIAN SIEM, an individual having his principal residence at 30 Hyde Park Gate, London, England ("Consultant").

The parties hereto agree as follow:

1. Engagement. The Company hereby engages Consultant and Consultant hereby agrees to hold himself available to render independent consulting services for the Company (the "Services"), to the best of his ability, upon the terms and conditions hereinafter set forth.

2. Term. The term of this Agreement shall begin on August 17, 1994 and shall extend until the date occurring one (1) year after written notice of termination is delivered by the Company to Consultant; provided, however, that in the event of death, disability, or other incapacity resulting in the inability of the Consultant to perform the Services, this Agreement may be terminated immediately by the Company and all compensation due hereunder shall cease as of the date of such death, disability or other incapacity.

3. Compensation. As compensation for the Services rendered by Consultant under this Agreement, the Company shall pay Consultant the total sum of Seventy-Five Thousand and No/100 Dollars ($75,000.00) per quarter, with the first payment to be made on November 17, 1994. These sums shall be paid upon Consultant's providing the Company with the invoice, at the same rate of pay, in advance of each payment. Additionally, Consultant shall provide Company with an invoice for all Services performed prior to the effective date of this Agreement. The Company shall withhold such taxes as may be required by law. Consultant shall be entitled to participate in the Company's group health, dental and life insurance plans pursuant to the terms and conditions of those plans as they presently exist or as they may be revised during the term of this Agreement; provided, however, that Consulant shall pay and Company shall deduct from payments made to Consultant such amounts as employee participants in the plans pay for these plans. Alternatively, Consultant may elect to receive the reasonable dollar value of participation in the group health, dental and life insurance plans, as measured by the amount of premium payments that would be required to maintain participation. Should Consultant voluntarily terminate this Agreement or if the Board of Directors of the Company determines that Consultant's Services should be terminated for reasonable cause, Consultant shall be entitled to receive only such compensation as he has earned up to and including the date of his termination and he shall not be entitled to receive any additional amounts otherwise payable under the terms of this Agreement. If Consultant's Services hereunder shall be terminated without cause by the Company, then Consulant shall be entitled to receive, and Company shall be obligated to pay, consulting fees then being paid to the Consultant for the remaining term of this Agreement.

4. Services. Consultant shall hold himself available to render, and shall render at the request of the Company from time to time, Services as requested by the Chief Executive Officer and
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President. Consultant shall render the Services conscientiously and shall devote his best efforts and abilities thereto. Consultant shall be in the United States a minimum of one (1) week per calendar month during which time he should be primarily devoted to the business affairs of the Company and shall be located in Houston, Corpus Christi, Tulsa, or such other locations in which the Company has operations. During the performance of the Services, Consultant shall have the title of "Chief Operating Officer." Consultant shall observe all policies and directives promulgated from time to time by the Company and its Board of Directors and shall report the progress of his efforts to the Chief Executive Officer and President and the Board of Directors.

5. Expenses. Consultant shall be reimbursed by the Company for all reasonable business expenses he incurs during the performance of the Services. The Company agrees to provide Consultant with anything reasonably necessary to enable him to perform the Services. The Company's obligation to reimburse Consultant pursuant to this provision shall be subject to the presentation by Consultant to the Company of an itemized account of such expenditures, together with supporting vouchers, in accordance with the Company's policies as in effect from time to time.

6. Directors' and Officers Insurance and Indemnity. Consultant shall be covered by the Company's directors' and officers' liability insurance and shall be subject to the terms of such insurance. Consultant shall also be indemnified and held harmless against any causes of action of any type pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation by By-laws.

7. Income Tax. The Consultant shall have the sole responsibility for the payment of all federal, state, city or other taxes that Company is not required by law to withhold. Where the Company chooses not to withhold taxes, Consultant shall pay all such taxes directly and shall indemnify and hold the Company, its officers, directors and employees harmless from any and all claims, demands, costs, penalties, attorneys' fees and liabilities arising as a result of Company's failure to do so.

8. Independent Contractor. It is expressly agreed that consultant is acting as an independent contractor in performing the Services hereunder and shall not be deemed for any purpose to be an employee, agent or servant of the Company. The Company shall have no direction or control of Consultant except in the results to be obtained.

9. Disclosure of Information. In consideration for the mutual covenant and agreements herein, Consultant agrees that he shall not, except as permitted by the Company in writing, in any manner, at any time, directly or indirectly, disclose or appropriate for his own use or the use of others or any company, subsidiary, or affiliate, trade secrets or any other "Confidential Information." Confidential Information means any and all information concerning the Company and its subsidiaries or affiliated companies not known to the general public that is disclosed to the Consultant or known or acquired by the Consultant as a consequence of his performing Services under this Agreement. Consultant confirms that all Confidential Information is the exclusive property of the Company. Consultant acknowledges that the Company, its subsidiaries and affiliated companies, would be irreparably injured by a violation of the provisions of this provisions of this provisions of this provision and the Company, its subsidiaries and


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affiliated companies, would have no adequate remedy at law. Therefore,
Consultant acknowledges and agrees that injunctive relief, specific performance and any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies to enforce compliance with this provision.

10. Assignment. This Agreement is a personal one, being entered into in reliance upon and in consideration of the singular personal skill and qualifications of Consultant. Consultant shall therefore not voluntarily or by operation of law assign or otherwise transfer the obligations incurred on his part pursuant to the terms of this Agreement without the prior written consent of the Company. Any attempted assignment or transfer by Consultant of his obligations without such consent shall be void.

11. Notice. Any notice required or permitted to be given hereunder shall be sufficient if in writing, and if personally delivered or sent by registered or certified mail, postage prepaid, or by facsimile, addressed as follows:


            IF TO THE COMPANY:                     IF TO CONSULTANT:

            P.O. Box 4240                          30 Hyde Park Gate
            Houston, Texas 77210-4240              London, England SW7 5DJ
            Attention: Vice President and
                       General Counsel
            Facsimile: (713) 940-6122

or to such other addresses as the parties hereto may specify in writing from time to time.

12. Waiver of Breach. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

13. Governing Law. This Agreement has been executed and delivered in the State of Texas, and its interpretation, validity and performance shall be construed and enforced in accordance with the laws of such State, without regard to the conflict of laws provision of the State of Texas.

14. Entire Agreement. This Agreement contains the entire contract of the parties with respect to the subject matter hereof and supersedes all other agreements and understandings.
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Effective as of the date first above written.

                                              ZAPATA CORPORATION

                                              (SIGNATURE OF MALCOLM I. GLAZER
                                               APPEARS HERE)

                                              By:
                                                 ----------------------------
                                                 Malcolm I. Glazer
                                                 Chairman of the Board,
                                                 Chief Executive Officer and
                                                 President

                                              CONSULTANT

                                              (SIGNATURE OF KRISTIAN SIEM
                                               APPEARS HERE)
                                              --------------------------------
                                              Kristian Siem